EXHIBIT 5.1
                                                                     -----------

                           WEIL, GOTSHAL & MANGES LLP           Austin
                                767 Fifth Avenue                Boston
                               New York, NY 10153               Brussels
                                 (212) 310-8000                 Budapest
                              Fax: (212) 310-8007               Dallas
                                                                Frankfurt
                                                                Houston
                                                                London
                                                                Miami
                                                                Munich
                                                                Paris
                                                                Prague
                                 July 13, 2007                  Shanghai
                                                                Silicon Valley
                                                                Singapore
                                                                Warsaw
                                                                Washington, D.C.
                                                                Wilmington
NextWave Wireless Inc.
12670 High Bluff Drive
San Diego, California 92130

Ladies and Gentlemen:

            We have acted as counsel to NextWave Wireless Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's registration statement on Form S-8 (the "S-8"), under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of 902,062 shares of common stock, par value $0.001 per share, of the Company (the "Shares"), issuable pursuant to awards granted or to be granted under the Company's IPWireless, Inc. Employee Stock Bonus Plan (the "IPWireless Plan").

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the By-Laws of the Company,
(iii) the IPWireless Plan and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon a certificate or comparable document of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares being registered for sale pursuant to the S-8 have been duly authorized and, when issued and delivered on the terms and conditions set forth in the IPWireless Plan, will be validly issued, fully paid and non-assessable.

            The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            We hereby consent to the use of this letter as an exhibit to the S-8 and to any and all references to our firm in the S-8.


                                    Very truly yours,


                                /s/  WEIL, GOTSHAL & MANGES LLP